                                  EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT


Parent
------

Illinois Community Bancorp, Inc.


                                      State or Other
                                      Jurisdiction of  Percentage
Subsidiaries                           Incorporation    Ownership
------------                          ---------------  -----------

Illinois Community Bank                   Illinois        100%
Illinois Leasing Corporation, Inc.        Illinois        100%



Subsidiary of Illinois Community Bank
-------------------------------------

IGSL Service Corporation                  Illinois        100%